EXHIBIT 99.3

[Letterhead of Stephens Inc.]

CONSENT OF STEPHENS INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of First Bank Lubbock Bancshares, Inc. (the “Company”) as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with Heartland Financial USA, Inc. contained in the Registration Statement on Form S -4, as filed with the Securities and Exchange Commission by Heartland Financial USA, Inc., and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus and Registration Statement. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), and we do not admit that we are experts with respect to any part of such Joint Proxy Statement/Prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Stephens Inc.

March 16, 2018
Little Rock, Arkansas